     As filed with the Securities and Exchange Commission on May 28, 1998
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ---------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                  ---------

                              ODS NETWORKS, INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                                       75-1911917
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                1101 EAST ARAPAHO ROAD, RICHARDSON, TEXAS 75081
             (Address of principal executive offices)    (Zip Code)

                                  ---------

                     ESSENTIAL COMMUNICATION CORPORATION
                            1996 STOCK OPTION PLAN
                           (Full title of the plan)

                                G. WARD PAXTON
  CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ODS NETWORKS, INC.
               1101 EAST ARAPAHO ROAD, RICHARDSON, TEXAS 75081
                   (Name and address of agent for service)
                                (972) 234-6400
        (Telephone number, including area code, of agent for service)

                                  ---------

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                             Proposed      Proposed
      Title of                                Maximum       Maximum
     Securities                Amount        Offering      Aggregate       Amount of
       to be                   to be           Price        Offering     Registration
     Registered             Registered(1)   per Share(2)    Price(2)         Fee(2)
     ----------             -------------   ------------    --------         ------
Common Stock,              103,063 shares       $4.49      $462,752.87      $136.51
$0.01 par value per share
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Essential Communication Corporation 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the weighted average exercise price of the outstanding options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     ODS Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,1997 filed with the Commission on March 9, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 7, 1998.

     (c) The Registrant's Current Report on Form 8-K dated May 7, 1998, filed with the Commission on May 21, 1998.

     (d) The description of the Common Stock of the Registrant incorporated by reference in its Registration Statement on Form 8-A (File No. 0-20191) which was declared effective by the Commission on May 21, 1992, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


                                     II-2.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation relieves its directors from liability for monetary damages to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Article Six, Section 3, and Article Ten of the Registrant's Certificate of Incorporation, as amended, provide, in general, that no director of the Registrant shall be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) an act or omission not in good faith or an act or omission that involves intentional misconduct or a knowing violation of law; (iii) any liability under Section 174 of the Delaware General Corporation Law (pertaining to unlawful payment of a dividend or an unlawful stock purchase or redemption); or (iv) a transaction from which the director received an improper personal benefit.

     Article Six of the Registrant's Bylaws, provides, in general, that the Registrant shall indemnify its directors and officers under the circumstances defined in Section 145 of the Delaware General Corporation Law and gives authority to the Registrant to purchase insurance with respect to such indemnification.

     The Registrant has entered into separate Indemnity Agreements with each of its directors and certain of its executive officers (each, an "Indemnitee"), under which the Registrant will, upon proper request of the Indemnitee, indemnify any Indemnitee if such Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any third party proceedings or proceedings by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director and/or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any of such proceedings; provided that (i) in the case of a third party proceeding, the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal proceeding, in addition, that the Indemnitee had no reasonable cause to believe that his conduct was unlawful, (ii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee acted in good faith and in manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and in which the Indemnitee shall not have been adjudged to be liable to the Registrant for negligence or misconduct in the performance of the Indemnitee's duty to the Registrant, unless the court in which such proceeding is brought determines that the Indemnitee is fairly and reasonably entitled to indemnity for expenses as such court deems proper, and (iii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee is only indemnified against expenses and not against any judgment, fines or penalties. Notwithstanding the above, the Registrant shall indemnify an Indemnitee for all expenses incurred in connection with any proceedings to the extent that the Indemnitee has been successful in defense of any such proceeding, or in defense of any claim, issue or matter therein. The Registrant will also, upon proper request of the Indemnitee, pay in advance the expenses incurred by the Indemnitee in any of the above proceedings, if the Indemnitee shall undertake to repay such amounts to the extent it is determined that the Indemnitee is not entitled to indemnification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.   EXHIBITS

     The exhibits listed in the accompanying index to exhibits are filed or incorporated as part of this Registration Statement.

                                     II-3.

Item 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Essential Communication Corporation 1996 Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     II-4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 28th day of May, 1998.

                                   ODS NETWORKS, INC.

                                   By /s/ G. Ward Paxton
                                      -----------------------------------------
                                      G. Ward Paxton
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Ward Paxton, as such person's true and lawful attorney-in-fact and agent, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                Title                                       Date
----------                -----                                       ----
/s/ G. Ward Paxton        Chairman of the Board of Directors,     May 28, 1998
------------------------  President and Chief Executive Officer
G. Ward Paxton            (Principal Executive Officer)



/s/ Timothy W. Kinnear    Vice President and                      May 28, 1998
------------------------  Chief Financial Officer
Timothy W. Kinnear        (Principal Financial Officer)



/s/ Kandis Tate Thompson  Controller-Finance and Accounting       May 28, 1998
------------------------  (Principal Accounting Officer)
Kandis Tate Thompson

                                     II-5.

Signatures                Title                                       Date
----------                -----                                       ----
/s/ T. Joe Head           Senior Vice President and Director      May 28, 1998
------------------------
T. Joe Head



/s/ Robert Anderson       Director                                May 28, 1998
------------------------
Robert Anderson



/s/ J. Fred Bucy          Director                                May 28, 1998
------------------------
J. Fred Bucy



/s/ Donald M. Johnston    Director                                May 28, 1998
------------------------
Donald M. Johnston


                                     II-6.

                               INDEX TO EXHIBITS


Exhibit Number   Exhibit
--------------   -------
    4.1(1)         Certificate of Incorporation and Certificate of Amendment to
                   the Certificate of Incorporation of the Registrant.
    4.2(1)         Bylaws of the Registrant.
    4.3(2)         Specimen Common Stock Certificate.
    4.4(3)         Essential Communication Corporation 1996 Stock Option Plan.
    4.5(3)         Form of Stock Option Agreement in connection with the
                   Essential Communication Corporation 1996 Stock Option Plan.
    4.6(3)         Form of Stock Option Assumption Agreement.
    5.1(3)         Opinion of Brobeck, Phleger & Harrison LLP.
   23.1(3)         Consent of Independent Auditors - Ernst & Young LLP.
   23.2(3)         Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.1.
   24.1(3)         Power of Attorney.  Reference is made to page II-5 of this
                   Registration Statement.

---------------------
(1) Such Certificate of Incorporation and Bylaws were each filed as an Exhibit in the Registrant's Current Report on Form 8-K dated November 6, 1995 (Date of Earliest Event Reported: October 31, 1995; Commission File
     No. 0-20191), which Exhibit is hereby incorporated herein by reference. Such Certificate of Amendment to the Registrant's Certificate of Incorporation was filed as an Exhibit in the Registrant's Current Report on Form 8-K dated May 7, 1997 (Date of Earliest Event Reported: April 24, 1997; Commission File No. 0-20191), which Exhibit is hereby incorporated herein by reference.

(2) Filed as an Exhibit in the Registrant's Current Report on Form 8-K dated May 7, 1997 (Date of Earliest Event Reported: April 24, 1997; Commission File No. 0-20191), which Exhibit is hereby incorporated herein by reference.

(3)  Filed herewith.